Share Exchange Contract - Qingshan

Party A: Inner Mongolia Wulatehou Banner Qianzhen Mining Extractive Metallurgy Co., Ltd.

Address: Inner Mongolia Bayannuoer City Wulatehou Banner

Legal Representative: Yu Xiaojing

Party B: All shareholders of Wulatehou Banner Qingshan Nonferrous Metal Development Co.,ltd.

Zhu Yongxia (ID Card No.: 152801690614831)

Qian Guodong (ID Card No.: 152801351223063)

Sun Mingquan (ID Card No.: 150302650504153)

Address: Inner Mongolia Bayannuoer City Wulatehou Banner

Herein:

The Party B holds the 100% shares of Wulatehou Banner Qingshan Nonferrous Metal Development Co.,ltd. (hereinafter referred to as “Qingshan Company”). The Qingshan Company  is seized of QingXing the Second Mining Area (the No. of certificate of mining right: 150000000530858). Party B announces that there is no obstacle and limitation on the Share Exchanging based on the laws of People’s Republic of China. Party A and B hereby come to an agreement about the Party A paying cash and the debt which can transfer to the stock listing in American stock market (The name of the stock shall be decided after listing) for purchasing the 60% of the shares of Qingshan Company held by Party B:

Article 1 The Target, Price of the Exchanging and the Approach of the Payment

The target of the exchanging: The 60% of the shares of Qingshan Company held by Party B. The Qingshan Company is seized of QingXing the Second Mining Area (the No. of certificate of the mining right: 150000000530858). Qingshan Company has a mining extractive metallurgy production line with the ability of 600 tons per day and other accessorial equipment. The Party B promises to assist Party A to ensure the proprietorship of the mining right held by Qingshan Company based on related laws and regulations of People’s Republic of China after the share exchanging.

The price of the exchanging and the approach of the payment: The Party A shall purchase the 60% of the shares of Qingshan Company held by Party B with the price of RMB 20,000,000. The Party A shall pay RMB 11,000,000 within 10 days after the contract becomes effective. The rest of the payment, RMB 9,000,000, shall be paid as the form of the debt which can transfer to the stock. After the parent company of Party A (American Federal Mining Group) is listed in the American OTCBB Market (around at the end of June of 2006), the parent company of Party A shall pay the amount of RMB 9,000,000 (with the foreign exchange rate published by the Bank of China at the appointed time) to Party B with stock at the market price within one month.

Article 2 The Guarantee of Party B

Party B assures that the assets related to the share exchanging of this contract are not mortgaged or involved in any guarantee, and there is no third party being seized of recourse on these assets. The shares of exchanging are held by Party B flawlessly. Party B has complete and legal right treatment on these shares. Otherwise, Party B shall undertake related responsibilities of economics and legality.

Article 3 The Effectiveness of the Contract and the Purchase Datum Day

This contract shall become effective after being signed. The purchase datum day and the day of handing and taking over shall be July 5, 2006. Party B shall provide Party A the list of assets, including the mines, constructions, buildings, all equipment, certificates of property rights, all certificates, licenses, and technical data.

The two parties shall accomplish the exchange before July 15, 2006.

Article 4 Shares Transfer

Party B shall assist Party A to implement the procedure for changing the name of the owner of the shares based on the laws and regulations of China and Inner Mongolia with 20 days after the signing this contract.

Article 5 The Management of Operation, Creditor’s Rights and Liabilities

The Management of the Enterprise: Party A shall assign management persons after purchasing the 60% shares. Party A shall appoint the original managers or employees of Qingshan Company if they are willing to working for Party A.

The Management of Creditor’s Rights and Liabilities: The liabilities before the purchase datum day shall be undertaken by Party B. The two parties shall hand and take over the list of liabilities on the datum day. The two parties shall sign agreement with the third party to distinguish the liabilities which should not be undertaken by Party A.

Article 6 Liability for Breach of Contract

1.

If any party of this contract does not carry out the contract properly and completely, it should undertake the liability for breach of contract and compensate the other party for its related loss.

2.

If Party A cannot pay the payment for purchase in time, it should pay Party B the 0.1% of the delayed payment per day

3.

If Party B cannot provide list of assets, hand over the assets, implement the procedure in the business bureau, or distinguish the liabilities which should not be undertaken by Party A, it must return the payment paid by Party A, and besides, it must pay Party A the 0.1% of the total payment as the penal sum.

Article 7 The Alteration and Termination of the Contract

In case of inability to fulfil the contract as a result of the force majeure or external indefensible reason for one party, the contract may be altered or terminated. The both party must sign agreement of alteration or termination.

Article 8 Applicable Law and Settlement of Disputes

1.

This contract shall be governed by the relevant laws of the People's Republic of China.

2.

Any disputes arising from the execution of, or in connection with, the contract shall be settled through friendly consultations between both parties. In case no settlement can be reached through consultations, the disputes shall be submitted to the arbitral institution located in the place of contract signing.

Article 9 Others

1.

The reserved copy of this contract shall be four copies, with two copies for each party.

2.

The unmentioned items of this contract can be settled through consultations between both parties, and concluded in the supplementary contract. The supplementary contract has the same force effect as this contract.

Party A: Inner Mongolia Wulatehou Banner Qianzhen Mining Extractive Metallurgy Co., Ltd.

Legal Representative (Signature): Yu Xiaojing

Bank:

Bank Account No.:

April 4, 2006

Party B: All shareholders of Wulatehou Banner Qingshan Nonferrous Metal Development Co.,ltd.

Legal Representative (Signature): Zhu Yongxia, Sun Mingquan, Qian Guodong

Bank:

Bank Account No.:

April 4, 2006